                                                                 Exhibit 10.11

ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE REGISTRANT AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                                                                [Execution Copy]

                           RESTRICTED STOCK AGREEMENT

                  This Restricted Stock Agreement is made as of September 7, 1993 by and among Financial Pacific Insurance Group, Inc., a Delaware corporation (the "Corporation"), Robert C. Goodell ("RCG") and Suzanne M. Goodell ("SMG"). RCG and SMG are collectively referred to herein as ("Goodell").

                                    RECITALS

                  A. On the date hereof, immediately prior to the transactions referred to below, RCG owns 100% of the outstanding shares of the common stock, $.001 par value (the "Common Stock"), of the Corporation, consisting of 682,284 shares (the "Initial Shares").

                  B. The parties listed on Schedule 1 attached hereto (the "Purchasers") propose to purchase from the Corporation, and the Corporation proposes to sell to the Purchasers, an aggregate of 3,650,001 shares of the Corporation's Series A Convertible Preferred Stock , $.001 par value (the "Series A Stock"), pursuant to a Series A Convertible Preferred Stock Purchase Agreement of even date herewith by and among the Corporation and the Purchasers (the "Purchase Agreement").

                  C. RCG, SMG and the trustees of their respective Individual Retirement Accounts propose to purchase from the Corporation, and the Corporation proposes to sell to such persons, an aggregate of 500,000 additional shares of Common Stock (the "New Shares") on the terms and conditions set forth in this Agreement. The New Shares consist of the following (and any shares issued in exchange for or in connection with the following):

                                                                 Number of
                      Record Holder                               Shares
                      -------------                               ------
                                                                   79,000
California Central Trust Bank Corporation, as Trustee #1060000539 FBO Robert C.
Goodell ("RCG Trustee")

California Central Trust Bank Corporation,                         20,500
as Trustee #1060000539 FBO Suzanne M.
Goodell ("SMG Trustee")

Robert C. Goodell                                                 200,000

Robert C. Goodell and Suzanne M. Goodell                          200,300
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As used hereafter in this Agreement, the term "Restricted Shares" shall mean the Initial Shares and the New Shares.

        D. The Purchasers, the holders of the Common Stock and the Corporation are entering into a Stockholders Agreement of even date herewith (the "Stockholders Agreement"). The term "Stockholders" as used herein has the meaning as provided from time to time in the Stockholders Agreement.

        E. Goodell believes that the consummation of the transactions contemplated by the Purchase Agreement will be of financial benefit to the Corporation and accordingly assumes certain duties toward and confers certain benefits upon the Purchasers under this Agreement in satisfaction of one of the Purchasers' closing conditions under the Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties agree as follows:

        1.      Repurchase Option Upon Failure to Satisfy Performance Standards.

                (a) Performance Standards. The parties hereby agree upon the performance standard for the annual consolidated net income of the Corporation and its subsidiaries, excluding any extraordinary or nonrecurring gains or losses (net of taxes) (the "Target Annual Net Income"), to be determined in accordance with generally accepted accounting principles ("GAAP") consistently applied, as set forth below:

                                                        Target Annual                   Cumulative
                Year                                     Net Income                     Net Income
                ----                                    -------------                   -----------

        January 1, 1994 to December 31, 1994            $ 1,119,000                     $1,119,000
        January 1, 1995 to December 31, 1995              1,460,000                      2,579,000
        January 1, 1996 to December 31, 1996              2,124,000                      4,703,000
        January 1, 1997 to December 31, 1997              2,744,000                      7,447,000
        January 1, 1998 to December 31, 1998              3,698,000                     11,145,000

        However, in the event the Board of Directors of the Corporation (the "Board") elects to determine a more conservative investment policy for the Corporation and its insurance subsidiary than is in effect on the date hereof, then the Target Annual Net Income, as set forth above, shall be adjusted as the Board and RCG shall reasonably agree in good faith to account for the resulting change in investment income. In addition, if the Corporation conducts a public offering of its Common Stock that would require the automatic conversion of the outstanding shares of Series A Stock into Common Stock pursuant to the Certificate of Designations of Series A Convertible Preferred Stock of the Corporation, then

                                       2.
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the Target Annual Net Income shall be adjusted as the Board and RCG shall reasonably agree in good faith to account for the resulting change in investment income.

         (b) Annual Designation of Exempt Shares. The parties hereby agree that up to 20% of the original Initial Shares shall be eligible to be converted into shares exempt from the repurchase option described in subparagraph (c) below ("Exempt Shares") each calendar year; provided, however, that all of the Initial Shares shall be converted into Exempt Shares upon the consolidation or merger of the Corporation with or into another corporation, the sale or conveyance of all or substantially all of the assets of the Corporation or a sale of all or substantially all of the capital stock of the Corporation (a "Sale Transaction"). After each calendar year end, upon the receipt of the Corporation's audited consolidated financial statements, the Board shall determine the percentage of the Target Annual Net Income achieved by the Corporation for such calendar year. For each calendar year, if the Corporation achieves:

              (i) 100% or more of the Target Annual Net Income for such calendar year, then the entire eligible percentage of the Initial Shares shall become Exempt Shares;

              (ii) less than 80% of the Target Annual Net Income for such calendar year, then no Initial Shares shall become Exempt Shares;

              (iii) 80% of the Target Annual Net Income for such calendar year, then 80% of the Initial Shares shall become Exempt Shares; and

              (iv) greater than 80%, but less than 100%, of the Target Annual Net Income for such calendar year, then a pro rata portion of the eligible percentage of Initial Shares shall become Exempt Shares;

provided, however, that if the Corporation's cumulative net income on a consolidated basis, excluding any extraordinary or nonrecurring gains or losses (net of taxes), determined in accordance with GAAP consistently applied, from January 1, 1994 to the end of such calendar year is equal to or greater than the amount of Cumulative Net Income set forth above, then the portion of any eligible Initial Shares which were not converted into Exempt Shares in any prior calendar year shall be converted into Exempt Shares. Those Initial Shares that have become Exempt Shares pursuant to this subparagraph (b) shall remain Exempt Shares regardless of the future performance of the Corporation. Notwithstanding the foregoing, if RCG is employed by the Corporation on December 31, 2001, then all of the Initial Shares on such date shall be converted into Exempt Shares.

         Upon any Date of Determination, as hereinafter defined, the performance standards set forth in this subparagraph (b) shall be applied to the most recently completed calendar quarter and in such a manner as to give RCG the benefit of any partial year's


                                       3.






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performance by the Corporation, and such performance standards shall be prorated accordingly. For purposes of this Section 2, the term "Determination Date" shall mean the first date as of which any of the following occurs; (a) the termination of RCG's employment with the Corporation for any reason, (b) a Sale Transaction or (c) December 31, 1998.

          (c) Repurchase Upon Determination Date. As of the Determination Date, the Corporation shall have the right to repurchase for cancellation all Initial Shares that have not been converted into Exempt Shares, as follows:

              (i) Corporation's Repurchase Option. The Corporation shall have the option (the "Corporation's Repurchase Option") to purchase for a period of 60 days after the Determination Date any or all of the Initial Shares at the Repurchase Price (as hereinafter defined). Should the Corporation fail to purchase any or all of the Initial Shares which it is entitled to purchase pursuant to the Corporation's Repurchase Option, the balance of the Initial Shares shall become Exempt Shares. The Corporation's Repurchase Option may not be assigned by the Corporation, and all Initial Shares repurchased shall be cancelled.

              (ii) Purchase Price. The purchase price ("Repurchase Price") for any Initial Shares to be purchased pursuant to the Corporation's Repurchase Option shall be $.01 per Incentive Share (as adjusted for Recapitalizations, as hereinafter defined).

              (iii) Exercise of Repurchase Option. The Corporation's Repurchase Option shall be exercised by the Corporation by delivery (a) within the 60 day period specified in clause (i) to Goodell of a written notice specifying the number of Initial Shares to be purchased and (b) within the same 60 day period, a check in the amount of the Repurchase Price, calculated as provided in clause (iii), for all Initial Shares to be purchased by the Corporation.

              (iv) Payment by Goodell for Exempt Shares. Goodell shall, on the Determination Date, either (i) pay the Corporation $1.00 times the number of Exempt Shares (as adjusted for Recapitalizations) on such date (the "Cash Amount") or (ii) sell to the Corporation for cancellation at a price of $.01 per share (as adjusted for Recapitalizations) the number of Exempt Shares equal in value to the Cash Amount.

         2. Repurchase Option Upon Termination.

            (a) Corporation's Repurchase Option. In the event that RCG's employment by the Corporation terminates for any reason on or before December 31, 1998,


                                       4.
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the Corporation shall have the option (the "Corporation's Repurchase Option") to purchase for cancellation for a period of 60 days after the date of such termination (the "Termination Date") any or all of the Restricted Shares (including but not limited to any Exempt Shares) at the Restricted Share Repurchase Price (as hereinafter defined). Should the Corporation fail to purchase any or all of the Restricted Shares which it is entitled to purchase pursuant to the Corporation's Repurchase Option, the Corporation shall promptly give written notice (the "Repurchase Notice") to the other stockholders of the Corporation (the "Other Stockholders") specifying the number of Restricted
Shares not purchased by the Corporation.

         (b) Other Stockholders' Repurchase Option. Within 30 days after delivery of the Repurchase Notice, the Other Stockholders may elect to purchase (the "Other Stockholders' Repurchase Option") the Restricted Shares not purchased by the Corporation pursuant to the Corporation's Repurchase Option (the "Remaining Shares"). Should the aggregate number of shares that the Other Stockholders elect to purchase exceed the number of Remaining Shares the Other Stockholders are entitled to purchase, each Other Stockholder electing to purchase shall be entitled to purchase such proportion of the Remaining Shares as the number of shares of Common Stock held by such Other Stockholder (determined on an as-converted as to the Purchasers) bears to the aggregate number of shares of Common Stock (determined on an as-converted basis) held by all Other Stockholders electing to purchase. The Secretary of the Corporation shall promptly give notice to each Other Stockholder of the number of Remaining Shares which such Other Stockholder may purchase.

        (c) Purchase Price. The Corporation's Repurchase Option pursuant to
Section 1 shall first be applied for the repurchase of Restricted Shares. The purchase price ("Restricted Share Repurchase Price") for any remaining Restricted Shares to be purchased pursuant to the Corporation's Repurchase Option or the Other Stockholders' Repurchase Option set forth in this Section 2 shall equal (i) for New Shares and Restricted Shares that have become Exempt Shares (A) $1.00 per Restricted Share (as adjusted for Recapitalizations) if the Termination Date is on or before September 7, 1994 and (B) the book value (as hereinafter defined) per Restricted Share if the Termination Date is after September 7, 1994 but on or before December 31, 1998; and (ii) for Restricted Shares that are then Incentive Shares, $.01 per Restricted Share (as adjusted for Recapitalizations). The book value of each Restricted Share shall equal the price per share originally paid plus the net income or minus the net loss of the Corporation and its subsidiaries on a consolidated basis, determined in accordance with GAAP consistently applied, and calculated from the date hereof to the end of the fiscal quarter immediately preceding the fiscal quarter in which the Termination Date occurs. In computing net income or net loss for purposes of the preceding sentence, there shall be excluded the amortization of intangibles.

         (d) Exercise of Repurchase Options. The Corporation's Repurchase Option shall be exercised by the Corporation by delivery (a) within the 60 day period specified in subparagraph (a) to Goodell of a written notice specifying the number of Restricted Shares to be purchased and (b) within the same 60 day period, a check in the

                                       5.

amount of the Restricted Share Repurchase Price, calculated as provided in subparagraph (c) for all Restricted Shares to be purchased by the Corporation. The Other Stockholders' Repurchase Option shall be exercised by the Other Stockholders by delivery (a) within the 30 day period specified in subparagraph
(b) to Goodell of a written notice specifying the number of Remaining Shares to be purchased and (b) within the same 30 day period, a check in the amount of the Restricted Share Repurchase Price, calculated as provided in subparagraph (c), for all Remaining Shares to be purchased by the Other Stockholders.

3. Put Option. In the event of death of RCG, his estate shall have the right, at its option (the "Put Option"), to require the Corporation to purchase in the manner and on the terms set forth in this Section 3 any Restricted Shares not repurchased by the Corporation or the Other Stockholders pursuant to Section 2. The Purchase Price for the Restricted Shares which the Corporation is required to purchase upon the exercise of the Put Option ( the "Put Price") shall be the same as the Restricted Share Repurchase Price pursuant to Section 2(c) hereof, provided, however, that the Corporation shall not be obligated to repurchase Restricted Shares in a number that would cause the payment to be made for such Restricted Shares to exceed the proceeds of the key man life insurance required under the terms of Section 5.2(k) of the Purchase Agreement, less any portion thereof applied to repay Marvin L. Oates pursuant to the terms of the Note to be issued by the Corporation to Mr. Oates. Notwithstanding the foregoing, the date upon which the Corporation is required to make payment of the Put Price shall be delayed to the extent that and for so long as the Corporation lacks sufficient legally available funds to pay the Put Price or is otherwise prohibited under Delaware or California law from making such payment.

4. Escrow. As security for the faithful performance of the terms of this Agreement and to insure the availability for delivery of any Initial Shares upon exercise of the repurchase options herein provided for, Goodell agrees to deliver to and deposit with the Secretary of the Corporation, or such other person designated by the Corporation ("Escrow Agent"), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the Initial Shares. Said documents are to held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and Goodell set forth in Exhibit B attached hereto and incorporated by this reference.

5. Restrictions on Transfer of Restricted Shares. The Restricted Shares shall be subject to the restrictions on transfer set forth in that certain Stockholders Agreement dated as of September 7, 1993 among the Corporation, Goodell and the other stockholders named therein (the "Stockholders Agreement"). Each qualified transferee of Restricted Shares must, prior to the acknowledgment and acceptance of such transfer by the Corporation, agree to take and hold such Restricted Shares subject to the terms and conditions of the Stockholders Agreement.


                                       6.
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          6.  RIGHTS AS STOCKHOLDER. Subject to compliance with the provisions of this Agreement, Goodell shall exercise all rights and privileges of the registered holder of the Restricted Shares and shall be entitled to receive any dividend or other distribution thereon.

          7. NO CONTRACT OF EMPLOYMENT. Goodell acknowledges and agrees that this Agreement shall not be construed to give RCG any right to be retained in the employ of the Corporation or any subsidiary thereof, and that the right and power of the Corporation or any subsidiary to dismiss or discharge RCG (with or without cause) is strictly reserved.

          8. RECLASSIFICATION, REORGANIZATION, ACQUISITION OF STOCK,ETC. In the event of any reclassification, reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change in the capital structure of the Corporation (a "Recapitalization"), all shares of Common Stock obtained as the result thereof by Goodell in addition to, in exchange for or in respect of the Restricted Shares shall be deemed Restricted Shares and shall be subject to this Agreement. Goodell's ownership interest shall be appropriately adjusted in a manner consistent with the Certificate of Designations of Series A Convertible Preferred Stock of the Corporation and the Warrants.

          9. SHARES HELD BY IRA TRUSTEES. The Subscription Agreements pursuant to which the shares of Common stock held by RCG Trustee and SMG Trustee were issued provide that such shares shall be subject to the terms of this Agreement. RCG shall cause RCG Trustee to comply with the provisions of this Agreement, including the obligation to sell the shares of Common Stock held by RCG Trustee as provided in this Agreement. SMG shall cause SMG Trustee to comply with the provisions of this Agreement, including the obligation to sell the shares of Common Stock held by SMG Trustee as provided in this Agreement.

          10. THIRD PARTY BENEFICIARIES. The Other Stockholders shall be third party beneficiaries of this Agreement.

          11. MISCELLANEOUS.

              (a) FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the intent if this Agreement.

              (b) BINDING AGREEMENT. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation and the personal representatives, heirs and legatees of Goodell.

              (c) NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given upon personal delivery or, if mailed, upon the expiration of 48 hours after mailing by any form of United States mail


                                       7.

requiring a return receipt, addressed (i) to Goodell at the address set forth on the signature page hereof, (ii) to Financial Pacific Insurance Group, Inc., 8583 Elder Creek Road, Suite 100, Sacramento, California 95828, Attention:
President, and (iii) if to an Other Stockholder, at the address shown on
SCHEDULE 1 attached hereto. A party may change its address by giving written notice to the other parties setting forth the new address for the giving of notices pursuant to this Agreement.

              (d) AMENDMENTS. This Agreement may be amended at any time by the written agreement and consent of the parties hereto.

              (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

              (f) DISPUTES. In the event of any dispute among the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees.

              (g) ENTIRE AGREEMENT. This Agreement, including the agreements referred to herein, constitute the entire agreement and understand among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto.

              (h) HEADINGS. Introductory headings at the beginning of each section of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section.











                                       8.
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               (i)  Counterparts.  This Agreement may be executed in two or more counterparts, all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        FINANCIAL PACIFIC INSURANCE
                                        GROUP, INC.

                                        By:  /s/ Karen Oldenkamp
                                             ---------------------------------
                                             Karen Oldenkamp, Secretary

                                        /s/ Robert C. Goodell
                                        --------------------------------------
                                        Robert C. Goodell

                                        Address:
                                        **


                                        /s/ Suzanne M. Goodell
                                        --------------------------------------
                                        Suzanne M. Goodell

                                        Address:
                                        **



                                       9.